SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

NETEGRITY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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     This filing consists of a letter to Netegrity partners and Questions and Answers for Netegrity partners distributed on October 20, 2004.

Letter to Partners

<Partner Name>

I would like to share with you some exciting news on how Netegrity is continuing the company’s heritage of shaping the future of identity and access management and increasing our ability to more comprehensively solve your customers’ enterprise security challenges.

On October 6, we announced that Computer Associates has entered into a definitive agreement to acquire Netegrity. The security market is one in which Computer Associates has made significant investment and we believe that the combined companies would provide your customers with the broadest end to end security solution available on the market today. We believe Netegrity’s heterogeneous identity and access management solutions would extend Computer Associates’ ability to address the heterogeneous web, distributed and mainframe security challenges facing today’s largest enterprises. In addition, we believe that Netegrity’s identity and access management technology would be a key complement to Computer Associates’ eTrust line of security solutions.

By combining Netegrity’s market leading technology and strong intellectual capital with Computer Associates’ significant global resources, strong presence in the security market, and broad complement of products, we believe we can continue to provide superior products and deliver greater value and service to you, and in turn, to your customers.

While we won’t have specific details around the integration of the companies’ organizations and products until the acquisition has been approved by the appropriate regulatory agencies, which we anticipate will happen before the end of this year, we believe that joining the company’s current product lines provides an increased breadth of solution that would offer greater opportunity for our partners. Until the acquisition is closed, please continue to follow the current processes for partner and technical support. I have posted a Partner Q&A document to provide more information onto our support site which can be accessed in the normal manner at:

https://support.netegrity.com/ocp/custom/productdownload/productdownload.asp?isNodeGroup=null&ProductNumber=1504&ParentId=287&groupType=248&productFamily=

As a Netegrity partner, I value your business and believe that the combined solution would provide significant value to help you address your customers’ future enterprise security needs.

Sincerely,

David Davidoff
Director, Channel Sales EMEA

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Netegrity by Computer Associates. In connection with the proposed merger, Netegrity has filed a preliminary proxy statement with the SEC, and Computer Associates and Netegrity will each be filing other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, Netegrity’s stockholders and investors are urged to read the preliminary proxy statement regarding the merger and the definitive proxy statement when it becomes available, as well as any other relevant documents carefully in their entirety because they will contain important information about the proposed transaction. The preliminary proxy statement on file with the SEC and the definitive proxy statement and other relevant material (when they become available), and any other documents filed by Computer Associates or Netegrity with the SEC will be available free of charge at the SEC’s Web site, www.sec.gov. Stockholders in Netegrity will also be able to obtain the definitive proxy statement and other documents free of charge by directing their requests to Netegrity, Inc., 201 Jones Road, Waltham, Massachusetts 02451, Attention: Corporate Secretary, (781) 890-1700 or by contacting Georgeson Shareholder Communications Inc., Netegrity’s proxy solicitor, toll-free at (888) 350-3512.

Participants in Solicitation

Computer Associates and its directors and executive officers, and Netegrity and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Netegrity common stock in respect of the proposed transaction. Information about the directors and executive officers of Computer Associates is set forth in the proxy statement for Computer Associates’ 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2004. Information about the directors and executive officers of Netegrity is set forth in the proxy statement for Netegrity’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2004. Additional information regarding the interests of potential participants is included in the preliminary proxy statement on file with the SEC and will be included in the definitive proxy statement and other relevant documents filed with the SEC when they become available.

Safe Harbor for Forward-Looking Statements

     Statements in this document regarding the proposed transaction between Computer Associates and Netegrity, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Computer Associates or Netegrity managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability of Computer Associates to successfully integrate Netegrity’s operations and employees; the ability to realize anticipated synergies and cost savings; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; market acceptance of new products and services and continued acceptance of existing products and services; risks associated with the entry into new markets; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness-related activities; and the other factors described in Computer Associates’ Annual Report on Form 10-K for the year ended March 31, 2004 and its most recent quarterly report filed with the SEC and in Netegrity’s Annual Report on Form 10-K for the year ended December 31, 2003 and its most recent quarterly report filed with the SEC. Computer Associates and Netegrity disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Questions and Answers for Partners

Netegrity/Computer Associates Acquisition

Partner Questions and Answers

October 15, 2004

General Questions

Q.	What are Netegrity and Computer Associates announcing?

A.	We have announced that we have signed a definitive agreement for Computer Associates to acquire Netegrity in a cash transaction. The combined company is expected to provide customers with the broadest end to end security management solutions available on the market today. Netegrity’s market leading identity and access management technology is expected to be a key complement to Computer Associates’ security and enterprise infrastructure solutions.

Q.	What are the terms of the deal?

A.	Computer Associates will acquire Netegrity for $10.75 per share or approximately $430 million in cash.

Q.	When do you expect the deal to close? What are the approvals that are required for the deal to close?

A.	The acquisition is subject to customary regulatory approvals and the approval of Netegrity’s shareholders. While approval timelines are not under our control, the acquisition is expected to be completed in the next 90 days.

Q.	Why did Netegrity decide to work with Computer Associates on an acquisition?

A.	After extensive evaluations, Netegrity concluded that Computer Associates has significant global resources that could help accelerate our market penetration and drive rapid growth. Furthermore we believe there are a number of important synergies between Computer Associates and Netegrity.

The security market segment is one in which Computer Associates has made significant investment, and we believe this deal would further reinforce their focus on this key strategic area. We believe Netegrity’s heterogeneous identity and access management solution would enhance Computer Associates’ ability to deliver on their stated Enterprise Infrastructure Management strategy, which is designed to help customers simplify management of their IT infrastructures, increase utilization rates, accommodate both real-time and on-demand needs and better align IT infrastructure with the operations of their business. We also believe the addition of Netegrity’s security offerings to CA’s Identity and Access

Management suite would enable the delivery of a complete, integrated and open solution.

From a resource perspective, Computer Associates’ global resources, along with a very large customer base, should allow us to penetrate companies and regions that we might not have been able to reach as quickly on our own. Like Netegrity, Computer Associates is located on the east coast, and has a number of offices throughout the world.

Questions on Computer Associates

Q.	What does Computer Associates specialize in?

A.	Computer Associates is a publicly traded software company with approximately 15,000 employees headquartered in Islandia, New York. They are a global company with operations in more than 50 countries. For fiscal year 2004, Computer Associates had $3.2B in revenue with a market cap of $16B. Computer Associates is a leading worldwide provider of solutions and services for the management of IT infrastructure, business information and application development. Computer Associates’ solutions address an extensive range of management challenges across the full range of heterogeneous distributed and mainframe platforms found in today’s enterprise environments. They are organized into six brands: Unicenter for enterprise management, BrightStor for storage management, eTrust for security management, AllFusion for application life cycle management, Advantage for data management and application development, and CleverPath for portal and business intelligence.

Q.	Does Computer Associates have any international offices?

A.	Yes they have operations in more than 50 countries.

Q.	Do Netegrity and Computer Associates have any joint customers today?

A.	Yes, we have a number of joint customers and experience collaborating with customers employing a variety of Computer Associates’ eTrust products, including eTrust LDAP directory.

Q.	What is the strategic fit with Computer Associates?

A.	Computer Associates is looking to leverage Netegrity’s strong assets in the identity and access market segment. Netegrity brings significant strength in solving major customer pains in identity and access management. This complements Computer Associates’ strength in the mainframe and distributed computing market segments, providing a broad end to end security solution.

Q.	How will the combination of Netegrity and Computer Associates enhance the combined company’s market position?

A.	We believe there are a number of important synergies between Computer Associates and Netegrity. We expect the combination of our two companies would carry forward our commitment to solve customer’s greatest enterprise security challenges. In addition, Computer Associates would bring significant sales and marketing reach to Netegrity to drive more rapid penetration into the global identity and access management market.

Q.	Does this acquisition affect any of Netegrity’s current product plans?

A.	Until we get regulatory approval we cannot address an integration plan. However, Computer Associates has expressed that its primary interest in this acquisition was Netegrity’s strong technology solutions, people expertise and strong customer base.

Questions on Company Integration

Q.	How will Netegrity’s product line be integrated with those of Computer Associates?

A.	Computer Associates is looking to take advantage of Netegrity’s strong assets in the identity and access management market segment. Netegrity brings significant strength in solving major customer pains in identity and access management. This complements Computer Associates’ strength in the legacy host and midrange market segments.

We anticipate having regulatory approval within 90 days. However, until the acquisition closes, Netegrity will operate as an independent business.

Product Questions

Q.	Will Netegrity continue to focus on the identity and access management space or are you moving away from that?

A.	Computer Associates is looking to take advantage of Netegrity’s strong assets in the identity and access management market segment. Netegrity brings significant strength in solving major customer pains in identity and access management. We believe this complements Computer Associates’ strength in the mainframe and midrange computing environments.

Q.	Does this acquisition affect any of Netegrity’s current product plans?

A.	Computer Associates is looking to take advantage of Netegrity’s strong assets in the identity and access market segment. Netegrity brings significant strength in solving major customer pains in identity and access management. We believe this complements Computer Associates’ strength in the legacy host and midrange market segments.

Partner Questions

Q.	Does this acquisition create any issues with Netegrity’s current strategic partners?

A.	No. In fact, we believe the increased breadth of solution that the combined product line is expected to offer would present a greater opportunity for our major partners.

Q.	How will this transaction change partner relationships with Netegrity?

A.	Computer Associates has expressed interest in leveraging the value of existing Netegrity partnerships if possible. Once the transaction is closed, it is anticipated that Computer Associates will review each partnership to determine the strategic direction of those partnerships.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Netegrity by Computer Associates. In connection with the proposed merger, Netegrity has filed a preliminary proxy statement with the SEC, and Computer Associates and Netegrity will each be filing other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, Netegrity’s stockholders and investors are urged to read the preliminary proxy statement regarding the merger and the definitive proxy statement when it becomes available, as well as any other relevant documents carefully in their entirety because they will contain important information about the proposed transaction. The preliminary proxy statement on file with the SEC and the definitive proxy statement and other relevant material (when they become available), and any other documents filed by Computer Associates or Netegrity with the SEC will be available free of charge at the SEC’s Web site, www.sec.gov. Stockholders in Netegrity will also be able to obtain the definitive proxy statement and other documents free of charge by directing their requests to Netegrity, Inc., 201 Jones Road, Waltham, Massachusetts 02451, Attention: Corporate Secretary, (781) 890-1700 or by contacting Georgeson Shareholder Communications Inc., Netegrity’s proxy solicitor, toll-free at (888) 350-3512.

Participants in Solicitation

Computer Associates and its directors and executive officers, and Netegrity and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Netegrity common stock in respect of the proposed transaction. Information about the directors and executive officers of Computer Associates is set forth in the proxy statement for Computer Associates’ 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2004. Information about the directors and executive officers of Netegrity is set forth in the proxy statement for Netegrity’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2004. Additional information regarding the interests of potential participants is included in the preliminary proxy statement on file with the SEC and will be included in the definitive proxy statement and other relevant documents filed with the SEC when they become available.

Safe Harbor for Forward-Looking Statements

Statements in this document regarding the proposed transaction between Computer Associates and Netegrity, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Computer Associates or Netegrity managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability of Computer Associates to successfully integrate Netegrity’s operations and employees; the ability to realize anticipated synergies and cost savings; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; market acceptance of new products and services and continued acceptance of existing products and services; risks associated with the entry into new markets; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness-related activities; and the other factors described in Computer Associates’ Annual Report on Form 10-K for the year ended March 31, 2004 and its most recent quarterly report filed with the SEC and in Netegrity’s Annual Report on Form 10-K for the year ended December 31, 2003 and its most recent quarterly report filed with the SEC. Computer Associates and Netegrity disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.